Exhibit 23.1

Consent of Independent Auditor

Septmber 12, 2007

Sloud, Inc.
1900 Campus Commons Drive, Suite 100
Reston, Virginia 20191

We hereby consent to the incorporation by reference in this Form SB-2A of our report dated April 19, 2007, relating to the audited financial statements of Sloud, Inc., for the year ended and for the period from October 10, 2005 (inception) to December 31, 2006.

/s/ Melby & Guarino, CPA's, P.A.
Melby & Guarino, CPA's, P.A.
St. Petersburg, Florida